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EXHIBIT 13.02

Certification of Chief Financial Officer pursuant to
Title 18, United States Code, Section 1350, as adopted pursuant to
Section 906 of The Sarbanes-Oxley Act of 2002

I, David Garofalo, Vice-President, Finance and Chief Financial Officer of Agnico-Eagle Mines Limited (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
The Annual Report on Form 20-F of the Company, for the year ended December 31, 2004, as amended, (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Toronto, Canada	By:	/s/ David Garofalo
December 14, 2005		David Garofalo Vice President, Finance and Chief Financial Officer

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished o the Securities and Exchange Commission or its staff upon request.

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Certification of Chief Financial Officer pursuant to Title 18, United States Code, Section 1350, as adopted pursuant to Section 906 of The Sarbanes-Oxley Act of 2002